PDF format as a courtesy.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2010

Cardo Medical, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-21419	23-2753988
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9701 Wilshire Blvd., Suite 1100
Beverly Hills, California    90212
(Address of Principal Executive Offices Including Zip Code)

(310) 274-2036
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant's Certifying Accountant.

On October 1, 2010, Cardo Medical, Inc.'s (the "Company"), independent registered public accounting firm, Stonefield Josephson, Inc. ("Stonefield"), combined its practice with Marcum LLP (the "Merger") and began practicing in California and Hong Kong as "MarcumStonefield, a division of Marcum LLP" ("MarcumStonefield"). Accordingly, effective October 1 2010, Stonefield effectively resigned as the Company's independent registered public accounting firm and MarcumStonefield became the Company's independent registered public accounting firm. This change in the Company's independent registered public accounting firm was approved by the Audit Committee of the Company's Board of Directors on October 6, 2010.

The principal accountant's reports of Stonefield on the financial statements of the Company as of and for the years ended December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report for the year ended December 31, 2009 dated March 31, 2010 contained an explanatory paragraph stating that: "The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has losses from operations, negative cash flows from operations, an accumulated deficit and limited cash to fund future operations. These matters, among others, raise a substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence."

During the years ended December 31, 2009 and 2008 and through the effective date of the Merger, there were no disagreements with Stonefield on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Stonefield's satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such years. During the years ended December 31, 2009 and 2008 and through October 1, 2010, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2009 and 2008 and through October 1, 2010, the effective date of the Merger, the Company did not consult with Marcum LLP or MarcumStonefield with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Stonefield with a copy of the foregoing disclosure and requested Stonefield to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein. A copy of such letter, dated October 7, 2010, furnished by MarcumStonefield as successor to Stonefield, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

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Item 5.02    Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2010, Joseph Loggia provided notice to the Company that he would be resigning from the Board of Directors effective immediately. At the time of his resignation, Mr. Loggia served as a member of the Board's Audit Committee and Compensation Committee.

Item 8.01.    Other Events.

On October 7, 2010, Cardo Medical, Inc. issued a press release related to the layoff of certain employees and certain other events. A copy of the press release is attached as Exhibit 99.1.

Item 9.01.    Financial Statement and Exhibits.

(d) Exhibits

16.1   Letter to the SEC from Stonefield, dated October 7, 2010.
99.1   Press Release dated October 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CARDO MEDICAL, INC.

Date: October 7, 2010	By: /s/ Andrew A. Brooks

Andrew A. Brooks
Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter to the SEC from Stonefield, dated October 7, 2010. Also provided in PDF format as a courtesy.
99.1	Press Release dated October 7, 2010. Also provided in PDF format as a courtesy.

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